SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 1, 2003


                          Sutter Holding Company, Inc.

             (Exact name of registrant as specified in its charter)



           Delaware                    1-15733                  59-2651232
        (State or other              (Commission             (I.R.S. Employer
jurisdiction of incorporation)      File Number)            Identification No.)


                           150 Post Street, Suite 405
                         San Francisco, California 94108

               (Address of principal executive offices) (zip code)

                                 (415) 788-1441
                         (Registrant's telephone number,
                              including area code)



         (Former name or former address, if changed since last report.)

Item 5.       Other Events and Regulation FD Disclosure

The Registrant today announced it had reached an agreement to acquire Progressive Lending, LLC, a mortgage bank with offices in Washington and Arizona. Progressive is licensed to do business in six other states, including California, Oregon, Idaho, Colorado, Illinois, and Montana. The purchase agreement was signed September 30, 2003, and contains several conditions to closing including regulatory approval in the states in which Progressive does business. The Registrant expects to consummate this transaction within 60 days, subject to satisfaction of the conditions in the agreement.

This report contains certain current and forward-looking statements and information relating to the above transaction that are based on the beliefs of its management as well as assumptions made by and information currently available to its management. These statements reflecting management's current view about the proposed transaction are subject to certain risks, uncertainties and assumptions. Should any of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, or should information currently believed to be true prove to be untrue, actual events may vary materially from those described in this report as anticipated, estimated or expected. Factors which could cause or contribute to such differences include, but are not limited to the satisfaction of conditions in the agreement referred to above. The forward-looking statements contained in this press release speak only as of the date hereof and the company disclaims any intent or obligation to update these forward-looking statements.



Item 7.           Financial Statements and Exhibits

(3)      Exhibits

Exhibit No.   Description

99.1          Press Release




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated: October 1, 2003            SUTTER HOLDING COMPANY, INC

                                  By: s/ ROBERT E. DIXON
                                      ------------------
                                       Robert E. Dixon,
                                       Co-Chief Executive Officer